Exhibit 10.2

                                ESCROW AGREEMENT

         ESCROW AGREEMENT (this "Agreement"), dated as of August 19, 2004, by and between Secured Diversified Investment, Ltd., a Nevada corporation with its principal place of business at 5030 Campus Drive, Newport Beach, CA 92660 (the "Target Company"); Gottbetter & Partners, LLP with its principal place of business at 488 Madison Avenue, New York, NY 10022 (the "Escrow Agent"); and Seaside Investments Plc, a corporation organized under the laws of England and Wales with its offices at 30 Farringdon Street, London EC4A 4HJ ("Seaside").

                                    RECITALS

                  A. Simultaneously with the execution of this Agreement, Seaside and the Target Company entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of the date hereof and incorporated herein by reference, pursuant to which the Target Company has agreed to issue to Seaside the Consideration Stock in exchange for the Seaside Consideration Shares.

                  B. The parties have agreed that the Consideration Stock and Seaside Consideration Shares shall be deposited into escrow pursuant to this Agreement, including thirty percent (30%) of the Seaside Consideration Shares to be deposited into escrow as Downside Price Protection (the "Seaside Escrow Shares").

                  C. The Escrow Agent is willing to act as escrow agent pursuant to the terms of this Agreement with respect to the purchase of the shares of Consideration Stock.

                  D. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Stock Purchase Agreement.

         NOW, THEREFORE, IT IS AGREED:

                  1. DEPOSIT INTO ESCROW. At Closing, the parties shall deposit into escrow (i) the Seaside Consideration Shares, (ii) the Consideration Stock and (iii) the stock power executed by Seaside. The deposit of the Seaside
Consideration Shares, at the election of Seaside, may be made as (i) a certificate in the name of the Target Company or a provisional letter of allotment for a trading account in the name of the Escrow Agent representing the Seaside Escrow Shares and (ii) a certificate in the name of the Target Company or a provisional letter of allotment for a trading account in the name of the Escrow Agent (to be held for the benefit of the Target Company) representing the balance of the Seaside Consideration Shares. The Escrow Agent shall hold the Seaside Consideration Shares and the Consideration Stock in escrow when delivered.

                  2. TERMS OF ESCROW. (a) If the Market Value of the Common Stock on the date occurring one year after Closing (the "One Year Anniversary") is less than the Closing Price, the Target Company shall sell to Seaside and Seaside shall purchase the number of Seaside Escrow Shares (the "Seaside


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Protection Shares") equal to (a) the Seaside  Consideration Shares multiplied by
(b) the Percentage Decrease, at a purchase price of 1p per Seaside Consideration Share (the "Escrow Purchase Price"). The "Percentage Decrease" shall be equal to 1 - Market Value/the Closing Price. "Market Value" shall be the average of the ten (10) closing bid prices per share of the Common Stock during the ten (10) trading days immediately preceding the One Year Anniversary.

                  Within three (3) Business Days of the One Year Anniversary, Seaside shall (i) send a notice ("Sale Notice") to the Target Company and the Escrow Agent of the Seaside Protection Shares to be sold by the Target Company to Seaside, if any, and (ii) deposit the Escrow Purchase Price with the Escrow Agent, if necessary. Within fourteen (14) Business Days of the Target Company's and the Escrow Agent's receipt of the Sale Notice and Escrow Agent's receipt of the Escrow Purchase Price, the Escrow Agent is authorized and directed simultaneously (i) to pay the Escrow Purchase Price, if any, to the Target Company, (ii) to deliver the Seaside Protection Shares, if any, to Seaside and
(iii) to deliver the remaining Seaside Escrow Shares, if any, to the Target Company.

                  (b) If at any time before September 30, 2004, the Escrow Agent receives written notice (the "LSE Notice") from Seaside that the Seaside Consideration Shares are listed on the London Stock Exchange plc (the "London Exchange"), the Escrow Agent is authorized and directed to distribute, within fourteen (14) Business Days of receipt of such LSE Notice, (i) the Consideration Stock to Seaside and (ii) seventy percent (70%) of the Seaside Consideration Shares to the Target Company. If the Escrow Agent does not receive such LSE Notice by September 30, 2004, the Escrow Agent is authorized and directed to distribute, no later than October 5, 2004, (i) the Consideration Stock and the stock power executed by Seaside to the Target Company and (ii) the Seaside Consideration Shares to Seaside; provided, however, that the Target Company shall have the option to extend the September 30, 2004 deadline by providing written notice to the Escrow Agent with a written acknowledgement from Seaside.


         3. DUTIES AND OBLIGATIONS OF THE ESCROW AGENT.

                  (a) The parties hereto agree that the duties and obligations of the Escrow Agent shall be only those obligations herein specifically provided and no other. The Escrow Agent's duties are those of a depositary only, and the Escrow Agent shall incur no liability whatsoever, except as a direct result of its willful misconduct or gross negligence in the performance of its duties hereunder;

                  (b) The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with the advice of such counsel;

                  (c) The Escrow Agent shall not be bound in any way by the terms of any other agreement to which Seaside and the Target Company are parties, whether or not the Escrow Agent has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by Seaside and the Target Company, or any other


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party  thereto.  The  Escrow  Agent  shall  not be  bound  by any  modification,
amendment,  termination,   cancellation,  rescission  or  supersession  of  this
Agreement unless the same shall be in writing and signed jointly by Seaside and the Target Company and agreed to in writing by the Escrow Agent;

                  (d) If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled to refrain from taking any action other than keeping safely the Consideration (as defined below) or taking certain action until the Escrow Agent is directed otherwise in writing jointly by Seaside and the Target Company or by a final judgment of a court of competent jurisdiction;

                  (e) The Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which the Escrow Agent, in good faith, believes to be genuine. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement;

                  (f) The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it or in respect of the Consideration;

                  (g) If the Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to relinquish custody of any of the securities (to the extent delivered to the Escrow Agent pursuant hereto, the
"Consideration"), it may do so by delivering the same to another Person that agrees to act as escrow agent hereunder and whose substitution for the Escrow Agent is agreed upon in writing by Seaside and the Target Company; provided, however that such successor Escrow Agent must be resident in the United States. If no such escrow agent is selected within three (3) days after the Escrow Agent gives notice to Seaside and the Target Company of the Escrow Agent's desire to so relinquish custody of the Consideration and resign as Escrow Agent, then the Escrow Agent may do so by delivering the Consideration to the clerk or other proper officer of a state or federal court of competent jurisdiction situate in the state and county of New York. The fee of any court officer shall be borne by the Target Company. Upon such delivery, the Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Consideration and this Agreement and each of the Target Company and Seaside shall promptly pay all monies it may owe to the Escrow Agent for its services hereunder, including, but not limited to, reimbursement of its out-of-pocket expenses pursuant to paragraph (i) below;

                  (h) This Agreement shall not create any fiduciary duty on the Escrow Agent's part to Seaside or the Target Company, nor disqualify the Escrow Agent from representing either party hereto in any dispute with the other, including any dispute with respect to the Stock Purchase Agreement; provided, however, that in the event of such dispute, the Escrow Agent shall have the


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right to commence an interpleader action in any court of competent  jurisdiction of the state of New York or of the United States located in the county and state of New York, deposit the Consideration with such court;

                  (i) The parties acknowledge and agree that the Escrow Agent is counsel to Seaside. The parties agree to, and agree not to object to, the Escrow Agent's engagement as Escrow Agent hereunder;

                  (j) Upon the full performance of this Agreement, the Escrow Agent shall be deemed released and discharged of any further obligations hereunder.

         4.       INDEMNIFICATION.

                  (a) Seaside hereby indemnifies and holds free and harmless the Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney's fees, and amounts paid in settlement) resulting from claims asserted by the Target Company against the Escrow Agent with respect to the performance of any of the provisions of this Agreement;

                  (b) The Target Company hereby indemnifies and holds free and harmless the Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney's fees, and amount paid in settlement) resulting from claims asserted by Seaside against the Escrow Agent with respect to the performance of any of the provisions of this Agreement;

                  (c) Seaside and the Target Company, jointly and severally, hereby indemnify and hold the Escrow Agent harmless from and against any and all losses, damages, taxes, liabilities and expenses that may be incurred by the Escrow Agent, arising out of or in connection with its acceptance of appointment as the Escrow Agent hereunder and/or the performance of its duties pursuant to this Agreement, the Stock Purchase Agreement and the securities, including, but not limited to, all legal costs and expenses of the Escrow Agent incurred defending itself against any claim or liability in connection with its performance hereunder, provided that the Escrow Agent shall not be entitled to any indemnity for any losses, damages, taxes, liabilities or expenses that directly result from its willful misconduct or gross negligence in its performance as Escrow Agent hereunder

                  (d) In the event of any legal action or Proceeding involving any of the parties to this Agreement which is brought to enforce or otherwise adjudicate any of the rights or obligations of the parties hereunder, the non-prevailing party or parties shall pay the legal fees of the prevailing party or parties and the legal fees, if any, of the Escrow Agent.

         5. MISCELLANEOUS.

                  (a) All notices, including the Sale Notice, objections, requests, demands and other communications sent to any party hereunder shall be deemed duly given if (x) in writing and sent by facsimile transmission to the Person for whom intended if addressed to such Person at its facsimile number set


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forth  below or such other  facsimile  number as such  Person may  designate  by notice given pursuant to the terms of this Section 5 and (y) the sender has confirmation of transmission:

            (i)   If to the Target Company: Secured Diversified Investment, Ltd.
                                            5030 Campus Drive
                                            Newport Beach, CA 92660
                                            Attn:  CEO
                                            Tel:  (949) 851-1069
                                            Fax:  (949) 851-1024

            (ii)  If to Seaside:            Seaside Investments PLC
                                            30 Farringdon Street
                                            London EC4A 4HJ
                                            Attn: Harry Pearl
                                            Tel: 44.207.569.0044
                                            Fax: 44.207.724.0090

            (iii) If to the Escrow Agent:   Gottbetter & Partners, LLP
                                            488 Madison Ave.
                                            New York, New York 10022
                                            Attn: Adam S. Gottbetter, Esq.
                                            Tel: (212) 400-6900
                                            Fax: (212) 400-6901

                  (b) This Agreement has been prepared, negotiated and delivered in the state of New York and shall be governed by and construed and enforced in accordance with the laws of the state of New York applicable to contracts entered into and performed entirely within New York, without giving effect to the principles of New York law relating to the conflict of laws.

                  (c) This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

                  (d) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

         6. TERMINATION OF ESCROW. The term of this Escrow Agreement shall begin upon the date hereof and shall continue until terminated upon the earlier to occur of (i) the Seaside Escrow Shares are fully distributed or (ii) the written agreement of the parties to terminate this Agreement. Upon the termination of this Escrow Agreement pursuant to subsection (ii), the Escrow Agent shall


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distribute  any of the  Seaside  Escrow  Shares  then held by it pursuant to the terms of the written agreement of the parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed the day and year first above written.


                                       The Target Company:

                                       Secured Diversified Investment, Ltd.


                                       By: /s/ Clifford L. Strand
                                           ----------------------------
                                       Name:   Clifford L. Strand
                                       Ttile:  President

                                       Seaside:

                                       Seaside Investments Plc.


                                       By: /s/ Rufus Pearl
                                           ----------------------------
                                       Name:   Rufus Pearl
                                       Title:  Administrative Director


                                       Escrow Agent:

                                       Gottbetter & Partners, LLP


                                       By: /s/Adam S. Gottbetter
                                           ----------------------------
                                       Name: Adam S Gottbetter
                                       Title: Managing Partner



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